CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Current Report on Form 8-K under the Securities Exchange Act of 1934 of Columbia Equity Trust, Inc. dated July 15, 2005 of our report dated May 26, 2005 related to the statement of revenues and certain expenses of the Barlow Building for the year ended December 31, 2004, and contained in Registration Statement No. 333-122644 of Columbia Equity Trust, Inc. on Form S-11 under the Securities Act of 1933.

/s/ Deloitte & Touche LLP
McLean, Virginia
July 15, 2005